Exhibit 99.1

GENESCO TO PRESENT AT THE BAIRD 2019 GLOBAL CONSUMER, TECHNOLOGY & SERVICES CONFERENCE ON JUNE 5, 2019

NASHVILLE, Tenn., June 4, 2019 --- Genesco Inc. (NYSE: GCO) today announced that its management team will present at the Baird 2019 Global Consumer, Technology & Services Conference on Wednesday, June 5, 2019, in New York. A webcast of the presentation is scheduled to begin at 9:05 a.m. (Eastern time) and may be accessed through Genesco’s website investor relations page.

About Genesco Inc.
Genesco Inc., a Nashville-based specialty retailer, sells footwear and accessories in more than 1,500 retail stores throughout the U.S., Canada, the United Kingdom, and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Schuh, Schuh Kids, Little Burgundy, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.schuh.co.uk, www.littleburgundyshoes.com, www.johnstonmurphy.com, www.johnstonmurphy.ca, www.trask.com, and www.dockersshoes.com.   In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Financial Contact:
Mimi E. Vaughn
Genesco Inc.
(615) 367-7386
mvaughn@genesco.com

Media Contact:
Claire S. McCall
Genesco Inc.
(615) 367-8283
cmccall@genesco.com